UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2011

MCG Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-33377	54-1889518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Wilson Boulevard, Suite 3000, Arlington, VA	22209
(Address of Principal Executive Offices)	(Zip Code)

(703) 247-7500
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 25, 2011, MCG Capital Corporation, a Delaware corporation (“the “Company”), announced that SunTrust Bank (“SunTrust Bank”) provided the renewal of its liquidity facility that supports the MCG Commercial Loan Funding (the “Trust”) a warehouse financing facility funded through the Three Pillars Funding (the “Three Pillars Warehouse”) and administered by SunTrust Robinson Humphrey, Inc. (“SunTrust”). The new legal final maturity date of the Three Pillars Warehouse is January 25, 2014.

The $150 million Three Pillars Warehouse is secured through the Trust’s assets, including commercial loans that the Company transferred to the Trust. The pool of commercial loans in the Trust must meet certain requirements, such as term, average life, investment rating, agency rating and industry diversity requirements. The Three Pillars Warehouse is non-recourse to the Company; therefore, in the event of a termination event or upon the legal final maturity date, the lenders under the warehouse facility may only look to the Trust and the collateral to satisfy the outstanding obligations under this facility.

In connection with SunTrust Bank’s liquidity renewal through January 25, 2013, pursuant to Amendment No. 2 to the Amended and Restated Sale and Servicing Agreement, by and among the Company, the Trust, Three Pillars Funding LLC, SunTrust and Wells Fargo Bank, National Association (“Amendment No. 2”), the parties also agreed to a number of modifications to the Three Pillars Warehouse terms, including an extension of the scheduled termination date of this facility to January 25, 2013. If a new agreement or extension is not executed by January 25, 2013, the Three Pillars Warehouse enters a 12-month amortization period during which principal under the facility is paid down through orderly monetizations of portfolio company assets that are financed in the facility.

The new interest rate on the Three Pillars Warehouse equals the commercial paper rate plus 3.25%, an increase of 0.75% from the previous interest rate. Outstanding borrowings on the Three Pillars Warehouse were approximately $98.8 million as of January 24, 2011. MCG paid to SunTrust a facility renewal fee of $1.5 million, or 1.0%.

The foregoing description of Amendment No. 2 is not complete and is qualified in its entirety by the full text of such amendment, which is filed as an exhibit to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to Amended and Restated Sale and Servicing Agreement, by and among MCG Capital Corporation, MCG Commercial Loan Funding Trust; Three Pillars Funding LLC; SunTrust Robinson Humphrey, Inc. and Wells Fargo Bank, National Association, dated as of January 25, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG CAPITAL CORPORATION

Date: January 27, 2011	By:	/s/ Stephen J. Bacica
Stephen J. Bacica Executive Vice President and Chief Financial Officer